UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 19, 2003




                         American Building Control, Inc.
             (Exact name of registrant as specified in its charter)




          Delaware                     0-9463               75-2626358
 (State or other jurisdiction       (Commission            (IRS Employer
      of incorporation)             File Number)         Identification No.)




                            1301 Waters Ridge Drive,
                             Lewisville, Texas 75057
          (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code: (972) 353-6458


                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     Effective December 19, 2003, the Registrant has entered into a Standstill Agreement (the "Agreement") with Victoria & Eagle Strategic Fund, Ltd. ("V&ESF"), which owns all the Registrant's Series "A" 12% Cumulative Convertible Preferred Stock (the "Preferred Stock").

     Attached as Exhibit 99.1 is a copy of the December 19, 2003 Standstill Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

1.       Financial Statements of Businesses Acquired

         Not Applicable

2.       Pro Forma Financial Information

         Not Applicable

3.       Exhibits

          99.1 Standstill Agreement effective December 19, 2003 between Registrant and Victoria & Eagle Strategic Fund, Ltd.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               AMERICAN BUILDING CONTROL, INC.



                                               By:
                                                  ------------------------------
                                                  Chris Sharng,
                                                  Senior Vice President and
                                                  Chief Financial Officer
Date:    December 23, 2003

                                INDEX TO EXHIBITS

Item
Number        Exhibit
------        -------

99.1 Standstill Agreement effective December 19, 2003, between Registrant and Victoria & Eagle Strategic Fund, Ltd.




About American Building Control, Inc.

With headquarters located in the Dallas suburb of Lewisville, Texas, American Building Control Inc. (formerly Ultrak, Inc.) is a global leading provider of access control, consumer/do-it-yourself, industrial video product, mobile video-product, and alarm-management products as well as services. For more information on American Building Control please call (800) 221-7225.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, certain statements included in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.